SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
December 9, 2004
(Date of Earliest Event Reported)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-9047 (Commission File Number)	04-2870273 (I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

288 UNION ST., ROCKLAND, MA
(Address of Principal Executive Offices)

02370
(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 6, 2004 Independent Bank Corp. (the “Company”), and/or its wholly-owned subsidiary Rockland Trust Company (“Rockland Trust”), entered into revised, written employment arrangements with Executive Officers of the Company and/or of Rockland Trust, as follows:

•	revised Employment Agreements with Raymond Fuerschbach, Edward F. Jankowksi, Ferdinand T. Kelley, Jane Lundquist, Edward Seksay, and Denis Sheahan, who are Executive Officers of the Company and/or of Rockland Trust; and,

•	revised Change Of Control Agreements with Amy A Geogan and Anthony A. Paciulli, who are Executive Officers of Rockland Trust.

The Company and/or Rockland Trust entered into the Revised Employment Agreements with Mr. Fuerschbach, Mr. Jankowksi, Mr. Kelley, Mr. Seksay, and Mr. Sheahan to:

•	revise the language found in Sections 5, 6, 7, and 8 of their Employment Agreements to conform with corresponding language approved in the July 19, 2004 Employment Agreement for Jane Lundquist; and, to

•	make corrections to their Employment Agreements that were called for by changed circumstances since they were first executed, namely updating Section 3 to reflect their current base salary and revising Section 4 to replace the Split Dollar Life Insurance clause with a clause describing their previously-approved Supplemental Executive Retirement Plan benefit, which superseded their Split Dollar Life Insurance benefit.

The Company and/or Rockland Trust also executed the Revised Employment Contracts and revised Change of Control Agreements to align contractual employment benefits offered to its Executive Officers with arrangements in place for executive officers at peer institutions, as follows: to revise Section 5(c) of Employment Agreements of Mr. Fuerschbach, Mr. Jankowksi, Mr. Kelley, Ms. Lundquist, Mr. Seksay, and Mr. Sheahan to increase the compensation multiple in the event of a “Change Of Control” from two years to three years; and, to likewise revise the Change Of Control Agreements of Ms. Geogan and Mr. Paciulli to increase the base salary multiple in the event of a “Change Of Control” from two years to three years. The portion of Section 5(c) of the Employment Agreements of Mr. Fuerschbach, Mr. Jankowksi, Mr. Kelley, Ms. Lundquist, Mr. Seksay, and Mr. Sheahan that refers to cash bonus or cash incentive compensation was also revised to protect the named employees against any irregular reduction in the payment of such awards.

     Copies of the revised Employment Agreements and revised Change of Control Agreements are attached hereto as Exhibit 99.1.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Company’s Proxy Statement relating to its April 22, 2004 Annual Meeting of Stockholders (the “Proxy Statement”) identified Christopher Oddleifson, the President and CEO of the Company and Rockland Trust, Mr. Fuerschbach, Ms. Geogan, Mr. Jankowksi, Mr. Kelley, Mr. Seksay, and Mr. Sheahan as the current Executive Officers of the Company and/or of Rockland Trust.

Since the Proxy Statement the following individuals have also become Executive Officers of Rockland Trust:

Name	Position	Age
Jane L. Lundquist	Executive Vice President (Director of Retail Banking and Corporate Marketing)	51

Anthony A. Paciulli	Managing Director (Residential Mortgage)	55

Jane L. Lundquist. Ms. Lundquist has served as the Executive Vice President (Director of Retail Banking and Corporate Marketing) of Rockland Trust since July 2004. Ms. Lundquist started working at Rockland Trust, on an interim basis, in April 2004. Prior to joining Rockland Trust Ms. Lundquist served as the President and Chief Operating Officer of Cambridgeport Bank in Cambridge, Massachusetts, and also as President of its holding company, Port Financial Corp.

Anthony A. Paciulli. Mr. Paciulli has served as the Managing Director (Residential Mortgage) of Rockland Trust since July 15, 2004. From July 2003 to July 15, 2004 Mr. Paciulli was the Senior Vice President for Residential Mortgage of Rockland Trust. From April 2002 to July 2003 Mr. Paciulli served as the Senior Vice President of Credit Policy and Administration for Abington Savings Bank in Abington, Massachusetts. Prior thereto, Mr. Paciulli was the Executive Vice President for all Lending and Retail branch functions for Massachusetts Cooperative Bank in Boston, Massachusetts.

Since the Proxy Statement there has also been one change in the positions held by Executive Officers of the Company and/or Rockland Trust, as follows:

On November 30, 2004, Edward F. Jankowski, who was identified as the Chief Risk Officer of the Company and of Rockland Trust in the Proxy Statement, was appointed the Chief Technology and Operations Officer of Rockland Trust.

See Exhibit 99.1 in item 1.01 for agreements.

ITEM 8.01 OTHER EVENTS

See Item 1.01 Above.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

DATE: December 9, 2004	BY:	/s/ Edward H. Seksay

EDWARD H. SEKSAY
GENERAL COUNSEL